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                                AMERIKING, INC.

                          Incorporated under the laws
                            of the State of Delaware





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                          AMENDED AND RESTATED BY-LAWS

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                       Effective as of November __, 1996





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                                    BY-LAWS

                                      OF

                                AMERIKING, INC.


                                       I.

                                    OFFICES

         Section A. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      II.

                                  STOCKHOLDERS

         Section A. Time and Place of Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors or for the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by resolution of the Board of Directors adopted at least ten days prior to the date so fixed, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

         Section B. Time and Place of Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman or (ii) the President, and shall be called by any such officer at the request in writing of 2 members of the Board of Directors or at the request in writing of stockholders holding fifty percent (50%) of the Common Stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors pursuant to the Certificate of Incorporation. Such request shall state the purpose of the proposed meeting.

         All special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of





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any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

         Section C. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

         Section D. Quorum. The holders of a majority of the shares issued and outstanding of stock entitled to vote under the Certificate of Incorporation, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section E. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate of Incorporation, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section F. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. Prompt notice of the taking of the

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corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section G. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section H. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section G of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                      III.

                                   DIRECTORS

         Section A. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section B. Number and Election of Directors. The Board of Directors shall consist of at least one (1) and no more than nine (9) members. Except as provided in Section C of this Article, directors shall be elected by a plurality of the votes cast at a meeting of the stockholders for the election of Directors at which a quorum is present, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

         Section C. Vacancies. Except as provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and

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qualified or until his earlier resignation or removal. If there are no
Directors in office, then an election of Directors may be held in the manner provided by law.

         Section D. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section E. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

         Section F. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or any two directors. Special meetings shall be called by the Secretary on the written request of any two directors. Two days written or telephonic notice of special meetings need be given.

         Section G. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business; provided that, a majority of the directors (the "Jordan Directors") chosen by the Jordan Investors (as defined in the Stockholders Agreement, dated as of September 1, 1994, by and among the Corporation and certain of the Corporation's stockholders (as such agreement amy be amended, supplemented, or modified from time to time, the "Stockholders Agreement")), as provided in the Stockholders Agreement, also must be present for a quorum to be constituted. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section H. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President, or if the President is not present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

         Section I. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors,

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may also designate additional Directors as alternate members of the Executive
Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

         Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

         Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. Two days written or telephonic notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, provided that, a majority of the members designated by the Jordan Investors, as provided in the Stockholders Agreement, also must be present for a quorum to be constituted, and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

         Section J. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings

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and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given, provided that any action taken by the committee is approved by a majority of the members of the committee chosen by the Jordan Investors as provided in the Stockholders Agreement.

         Section K. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section L. Attendance by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section M. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

         Section N. Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH of the Certificate of Incorporation applicable thereto, and each director so elected shall not be subject to the provisions of this Article III unless otherwise provided therein.


                                      IV.

                                    OFFICERS

         Section A. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman, Chief Executive Officer, President, a Secretary, a Chief Financial Officer, a Managing Owner or Managing Owners and a Managing Director or Managing Directors. The Board of Directors may also elect one or more Vice Chairmen, one or more Senior or other Vice Presidents, one or more Assistant

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Secretaries and Assistant Chief Financial Officers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation.

         Section B. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

         Section C. Chairman. The Chairman of the Board shall perform such duties as shall be assigned to him by the Board from time to time and shall preside over meetings of the Board of Directors and stockholders unless another officer is appointed or designated by the Board of Directors as Chairman of such meeting.

         Section D. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the operation of the business and affairs of the Corporation. The Chief Executive Officer may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. He or she shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chairman.

         Section E. President. The President shall perform such duties and have such other powers as may from time to time be prescribed by these By-Laws, the Board of Directors, the Chairman or the Chief Executive Officer. In the event of the death of the Chief Executive Officer or his or her inability to act, the President, if any, shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the Chief Executive Officer.

         Section F. Managing Owner. The Managing Owner or Owners for purposes of the Franchise Agreements and regulations of the Burger King Corporation shall be authorized by the Board of Directors to bind the Corporation in any dealings with Burger King Corporation, or its affiliates and authorized distributors and suppliers of the Corporation's restaurants and to direct any actions necessary to ensure compliance with each Burger King Franchise Agreement and related document the Corporation enters into with the Burger King Corporation and any regulations of the Burger King Corporation. Unless otherwise consented to by Burger King Corporation, any Managing Owner shall be an individual who

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holds at least 5% of the Corporation's outstanding voting Common Stock. The
Managing Owner or Owners shall appoint at least one Managing Director who shall be approved by Burger King Corporation.

         Section G. Managing Director. The Managing Director or Directors, for purposes of the Franchise Agreements and regulations of the Burger King Corporation, shall devote full time and best efforts to the supervision of the Corporation's Burger King restaurants, shall, unless otherwise consented to by Burger King Corporation, live in the vicinity of the restaurants subject to his or her supervision, and shall attend training periodically pursuant to a schedule prescribed by Burger King Corporation from time to time. A Managing Director must be replaced within 60 days from date of termination of employment with the corporation by a new Managing Director approved by Burger King Corporation. A Managing Director, for this purpose, need not be a Director of the Corporation.

         Section H. Vice President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the Chief Executive Officer or the Board of Directors, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer or by the Board of Directors.

         Section I. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record the minutes of all proceedings in a book to be kept for that purpose. He or she may give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer, under whose supervision he or she shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Chief Financial Officer or, if appointed, an Assistant Secretary or an Assistant Chief Financial Officer. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. He shall keep in safe custody the certificate books and stockholder records, including registers of the post office address of each stockholder and director, and such other books and records as the Board of Directors may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman or the Chief Executive Officer.

         Section J. The Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of

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Directors. The Chief Financial Officer shall disburse the funds of the
Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, Chief Executive Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman or the Chief Executive Officer.


                                       V.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Section A. Execution of Documents. The Board of Directors shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         Section B. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Chief Financial Officer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors, shall select.

         Section C. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

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                                      VI.

                             CERTIFICATES OF STOCK

         Section A. Form. The shares of the Corporation shall be represented by certificates. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the Chief Executive Officer or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the Chief Executive Officer or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder a written statement of the information required by law on the certificates. The written statement shall include written notice of any restrictions which may be imposed on the transferability of such shares.

         Section B. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

         Section C. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

         Section D. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a

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meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section E. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of the Stockholders Agreement, or in violation of any other agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.


                                      VII.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section A. Indemnification.

              (i) Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party (including, without limitation as a witness) to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against reasonable expenses (including counsel fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if, in the case of conduct in his or her official capacity with the corporation, he or she acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and in all other cases, he acted in good faith and was at least not

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         opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper, or (ii) violating any of the terms or provisions of
         Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

              (ii) Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if, in the case of conduct in his or her official capacity with the corporation, he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the Corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that,

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         despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) violating any of the terms or provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

              (iii) Indemnify if Successful or Partially Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii) of this Section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

              If a director, officer, employee or agent of the Corporation is only partially successful in the defense, investigation, settlement or appeal of any action, suit or proceeding referred to in subsections
         (i) and (ii) of this Section, and as a result is not entitled to indemnification by the Corporation for the total amount of the expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, the Corporation shall nevertheless provide indemnification to the extent he or she has been partially successful.

              (iv) Standard of Conduct. Except in a situation governed by subsection (iii) of this Section, any indemnification under subsections (i) and (ii) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (i) and (ii) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not be voted on determination. The determination required by clauses (1) and (2) of this subsection (iv) may in either event be made by the written consent of the majority required by each clause.

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              (v)  Advancement of Expenses. Expenses (including attorneys'
         fees) of each officer and director hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the Article and (ii) a written affirmation of such officer's or director's good faith belief that he or she has performed his or her duty to the Corporation, upon request by the Corporation and if required under applicable law. Such expenses (including counsel fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

              (vi) Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any such person's official capacity and as to action in another capacity while holding such office.

         Section B. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

         Section C. Definitions.

              (i) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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


              (ii) References to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

              (iii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (iv) The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

              (v) A person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used herein shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section A(i) or Section A(ii) of this Article, as the case may be.

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                                     VIII.

                               GENERAL PROVISIONS

         Section A. Fiscal Year The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section B. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section C. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's entities address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

         Section D. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section E. Resignations. Any director or any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation on the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President or Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.


                                      IX.

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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                                       X.

                    SUBJECT TO CERTIFICATE OF INCORPORATION

         These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall control.


                                     -17-